SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: July 25, 2006

HYDROFLO, INC.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	000-50355	56-2171767
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification #)

2501 Reliance Avenue, Apex, North Carolina 27539
(Address of Principal Executive Offices)

919-772-9925
(Registrant’s telephone number, including area code)

2501 Reliance Ave., Apex, NC 27539
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 2 pages.

2

Item 8.01 Other Events

On July 25, 2006 HydroFlo, Inc. signed a funding agreement (attached as Senior Convertible Debentures, with Warrants) with Capital Access Inc..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2006

By:/s/George A Moore III
George A. Moore III
Chief Executive Officer

Transaction Description and Term Sheet
July 25, 2006

HydroFlo, Inc.
Senior Convertible Debentures with Warrants

Principal Amount:	Up to $1,000,000

Background:
Capital Access, Inc. (CAI) is the holder of approximately $550,000 in outstanding demand notes of the Company (the “Notes”). The Notes are in current default. CAI wishes to convert the Notes into senior convertible debentures with warrants attached. In addition, the Company is in need of approximately $100,000 to fund certain Company obligations and general corporate purposes. CAI has expressed a willingness to fund this $100,000 amount under the same terms and conditions afforded the conversion of the Notes into senior convertible debentures with warrants attached.

Issuer/Guarantor:	HydroFlo, Inc. (HYRF.PK) a publicly held corporation organized under the laws of the State of North Carolina.

Securities Offered:
Up to $1,000,000 of investment units consisting of: (1) 10% Senior Convertible Debentures (the “Debentures”) convertible into shares of the Company’s common stock (the “Common Stock”) and; (2) detachable warrants (the “Warrants”) to purchase shares of the Common Stock. All per share amounts set forth herein concerning the Debentures and the Warrants are subject to adjustment for forward and reverse stock splits, dividends, business combinations, reorganizations and similar like transactions.

Debenture Interest
Rate & Pricing:	10.0% interest rate, priced at par to yield 10.0%

Interest Payments:
Quarterly, at the option of the Company, payable: (1) in cash or; (2) in registered and otherwise free-trading shares of the Common Stock. If the Company elects to pay interest in shares of Common Stock, the shares will be priced at a 15% discount to the volume weighted average price of the Common Stock over the 15 trading days prior to the interest payment date.

Principal Payments:	August 1, 2009 (3 years)

Structure:
Dated Date	August 1, 2006

Closing Date	August 1, 2006

Stated Maturity	August 1, 2009 (3 years)

Denominations:	The Debentures will be issued in $50,000 denominations and $5,000 multiples thereof

Security:
Debentures
The Debentures will be secured by a first lien on the net revenues of the Company after the payment of Company operating expenses. In addition, the Debentures will be secured by first priority security interest in all assets of the Company, senior to all other Company debt.

Additional
Debentures	No senior debt or additional parity debt shall be permitted unless otherwise agreed to by the holders of the Debentures that own not less than 66.7% of the Debentures then outstanding.

Guarantees	General corporate and all substantive operating subsidiaries

Capitalized Debt
Service Reserve	The Debentures will be secured by a capitalized debt service reserve fund in the amount representing the debt service on the Debentures for six months.

Conversion
Provisions:
Debentures
The Debentures will be convertible at any time, at the sole discretion and option of the Debenture holder. The conversion price will equal to the lower of (a) $0.05 per share of the Common Stock or (b) a 20% discount to volume weighted average price of the Common Stock as determined over the 15 trading days immediately preceding the respective conversion date, subject to anti-dilution adjustment (the “Conversion Price”).

Warrants
100% warrant coverage to senior convertible debenture issuance, up to $700,000 in exercised value of the Common Stock. The Warrants will be exercisable at any time, at the sole discretion and option of the Warrant holder for a period of five years from the Closing Date. The exercise price will equal $0.05 per share of the Common Stock, subject to anti-dilution adjustment (the “Exercise Price”).

Company
Redemption
Provisions:
Optional
The Debentures will be subject to optional redemption on or after six months from August 1, 2006, the delivery date. The Debentures are callable on any interest payment date at a purchase price of 110% of then outstanding principal amount plus any accrued or unpaid interest then outstanding. The Warrants will not be subject to optional redemption.

Anti-dilution
Protection:	The Debentures and Warrants will have full ratchet anti-dilution protection.

Registration
Rights:
The Company will file a registration statement or other like statement within 60 days following the Closing Date on Form SB-2 or other appropriate registration document, if required, under the Securities Act of 1933, as amended, for resale of the shares of Common Stock underlying the Debentures and Warrants. The Company will use its reasonable best efforts to cause the effectiveness of the registration statement, if required, on or before the earlier of 90 days from the date of filing or 120 days after the Closing Date. If the registration statement has not been filed within such 60 period or does not become effective on or before the earlier of 90 days after the date of filing or 120 days from the Closing Date, a 2% per month cash penalty will be paid to the Debenture holders.

Financial
Covenants:
Limitation on Liens,
Mergers and Sales	Usual and customary limitations for senior secured debentures

Dividends	The Company will not be eligible to pay any shareholder cash dividends while the Debentures remain outstanding.

Debt Service
Coverage	Beginning six months from the Closing Date, the Company will maintain a ratio of EBITDA to total debt service of not less than [1.25 to 1]. This ratio will be calculated on a rolling 12-month basis.

Protective
Provisions:
Amendments:
Any provision of the Debentures may be amended or waived with the written consent of the holders of at least 66.6% of the principal amount of the Debentures outstanding except that each Debenture holder must consent in writing to any amendment or waiver which adversely effects the interest rate, maturity, prepayment or redemption provisions or the percentage required to amend the Debentures.

Change of
Control
In the event that one person or a group of related persons, not a part of the original shareholder group, acquires more than 50% of the voting shares of the Company, a change of control will have been deemed to have occurred. In the event of a change of control, the Debenture holders individually will have the right, but not the obligation, to put their Debentures back to the Company at an amount equal to 110% of aggregate principal amount then outstanding plus accrued interest.

Other
Other sections in the Debenture Agreement will deal with the Company’s supplying financial information on the Company to Debenture holders; Debenture holders’ inspection rights; transactions with affiliates; etc.

Representations
& Warranties:	Usual and customary representation and warranties for senior secured debentures.

Default:
Events of Default
Usual and customary for financings of this type, including but not limited to, the failure to pay interest and principal, any representations or warranties proving untrue or failure to perform any material term or covenant under the Debentures.

Rights & Remedies
Debentures
In the event of a default: (1) the Company shall pay, in cash, a one-time late payment penalty of 10% of the unpaid and outstanding principal balance and interest, if any; and (2) the outstanding principal balance plus unpaid accrued interest, if any, of the Debentures shall continue to accrue a 2% per month late payment penalty; and (3) the Conversion Price of the Debentures shall be reduced to equal the lower of (a) $0.05 per share of the Common Stock or (b) a 50% discount to the volume weighted average price of the Common Stock as determined over the 15 trading days immediately preceding the event of default, subject to adjustment.

Warrants
In the event of a default: (1) the Exercise Price of the Warrants shall be reduced to equal $0.05 per share of the Common Stock; and (2) The Exercise Price of the Warrants shall be reduced by $0.005 per month effective thereupon.

Governing Law:	North Carolina

July 25, 2006

George A. Moore, III
Chief Executive Officer
HydroFlo, Inc.